Confidential - Company Proprietary Exhibit 1.01 Veralto Corporation Conflict Minerals Report For the reporting period from January 1, 2025 to December 31, 2025 This Conflict Minerals Report (the “Report”) of Veralto Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2025 to December 31, 2025. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. Description of the Company’s Products Covered by this Report This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2025. These products, which are referred to in this Report collectively as the “Covered Products,” consist of industrial and commercial products. Reasonable Country of Origin Inquiry The Company has conducted a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals. This inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals; the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and other refiners (“smelters”) of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and therefore has structured its RCOI and due diligence processes to ultimately identify the applicable smelters of Conflict Minerals in the Company’s supply chain. Due to the overlap between the Company’s supplier/smelter RCOI and supplier/smelter due diligence processes, the supplier/smelter RCOI processes are summarized in the due diligence section of this Report. Through reasonable due diligence practices, the Company was able to take advantage of a broader set of country-of-origin data to complement efforts in establishing transparency in the supply chain. Our inquiry included approximately 383 suppliers that we identified as in scope of the conflict minerals program, representing approximately 75% of the Company’s applicable direct material spend in 2025. Based on the RCOI, the Company has reason to believe that certain of its necessary Conflict Materials may have originated in the Covered Countries and are not from recycled or scrap sources. Due Diligence The Company designed its due diligence process to conform in all material respects with the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas and accompanying Supplements as applicable for downstream companies (the “OECD Guidance”). In accordance with the OECD Guidance five-step framework, we undertook the following due diligence measures. The five steps of the OECD Guidance are: (1) establish strong company management systems, (2) identify and assess risk in the supply chain, (3) design and implement a strategy to respond to identified risks, (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, and (5) report annually on supply chain due diligence. The Company established strong management systems according to Step 1 of the OECD Guidance. The Company’s systems included the following: • Policy. The Company has adopted a policy related to the Conflict Minerals (the “Company Policy”), incorporating the

Confidential - Company Proprietary standards set forth in the OECD Guidance. The Company Policy states our commitment to sourcing components and materials from companies that share our values regarding respect for human rights, integrity and environmental responsibility and complying with the OECD Guidance and Section 1502 of the Dodd- Frank Act. The Company Policy also states that our suppliers are, with respect to smelters in our supply chain that source from the Covered Countries, required to commit to sourcing only from smelters that have obtained a “conflict-free” designation from an independent, third-party auditor. Under the Company Policy, and to trace materials, and demonstrate transparency procured by the supply chain, each supplier is required to provide a completed Conflicts Minerals Reporting Template declaration (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The Company Policy is available at www.veralto.com under the heading “Investors” and “Corporate Governance.” • Internal Management Structure. The Company established a cross-functional conflict minerals compliance team led by a member of Company senior management with overall responsibility for the Company’s corporate procurement department, the RCOI and the due diligence process. The conflict minerals compliance team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts. The Company also uses a third-party service provider to assist with evaluating supply chain information regarding Conflict Minerals, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company can undertake with suppliers and/or respective stakeholders in regards to Conflict Minerals. • Design of Supplier Engagement Process. The Company implemented a process to collect required supplier and smelter RCOI and due diligence data. Details on the supply chain data gathering are included in the due diligence section of this Report. The Company supports responsible sourcing practices, which includes compliance the Conflicts Minerals provision of the U.S. Dodd-Frank Act. As a result, the Company expects all suppliers to have policies and procedures in place to ensure that Conflicts Minerals used in the production of the products sold to Veralto Corporation are “conflict free” designation from an independent, third-party auditor. This means that the products should not contain Conflict Minerals sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the Conflicts Minerals contained in components and materials supplied, including sources of Conflict Minerals that are supplied to them from lower-tier suppliers. Our supplier code of conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally accepted principles, including the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The supplier code of conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The supplier code of conduct is reviewed annually to ensure it continues to align with industry best practices. • Strengthen Company Engagement with Suppliers. The Company directly engaged with suppliers as further discussed below. Veralto Corporation has a strong relationship with direct suppliers to leverage processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Our suppliers are able to leverage our third-party provider’s team of supplier support specialists to ensure they receive appropriate support for CMRTs. Suppliers are provided guidance in their native language, if needed. The Company engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. Additionally, the Company Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with Veralto Corporation. When entering into or renewing supplier contracts, a clause is added that requires suppliers to provide information about the source of Conflict Minerals and smelters.

Confidential - Company Proprietary The Company places a strong emphasis on supplier education and training. To accomplish this, our third party provider’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. The Company believes that the combination of the supplier code of conduct, the Company Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program. • Grievance Mechanism. We have a company-level Helpline that provides a mechanism to report violations of our policies or other concerns. Violations or grievances at the industry level can be reported to the RMI directly as well. The Company designed its supplier due diligence process to identify the smelters in the Company’s supply chain in accordance with Step 2A of the OECD Guidance. The Company’s supplier due diligence process included the following: • The Company contacted each supplier and requested the name and contact details for the person responsible for the supplier’s Conflict Minerals compliance. • The Company emailed to each such supplier contact a copy of the Company Policy and a link to the CMRT and requested that such supplier return to the Company a completed CMRT with respect to all components and materials that such supplier provides to the Company. • As necessary, the Company educated suppliers regarding the reasons for requesting the Conflict Minerals data and answered supplier questions relating thereto. • The Company followed up with the suppliers that did not respond to the Company’s initial outreach and also followed up with suppliers who submitted data that appeared to be incomplete or incorrect. • The Company amalgamated the supplier-provided smelters into a single list of unique smelters. Some of the suppliers were unable to identify the smelters or countries of origin in their supply chain, some suppliers responded by providing information related to all of the items the supplier produces without identifying smelters specific to the items purchased by the Company, and some suppliers included names of smelters that we believe may have been misidentified as smelters or that are not operational. The responses provided by the Suppliers resulted in the identification of 338 unique smelters. The Company determined that 82 of these smelters source, or there is reason to believe that they source, from the Covered Countries; the Company did not audit these smelters, but instead relied on the RMI’s Responsible Minerals Assurance Process (“RMAP”), and if the smelter has not been audited and recognized as conflict free by the RMAP, the Company conducted risk mitigation on the smelter according to Step 3B of the OECD Guidance. Due to the lack of detail provided by the suppliers, the Company was unable to confirm that the necessary Conflict Minerals in its products were processed by any particular smelter or smelters and is, therefore, unable to identify the processing facilities, country of origin or mine or location of origin of such Conflict Minerals. Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through our third-party provider, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Veralto Corporation. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies. Annual Report on Supply Chain Due Diligence In accordance with Section 5 of the OECD Guidance, this Conflict Minerals Report has been filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.veralto.com (under the heading “Investors” and

Confidential - Company Proprietary “Corporate Governance”). The Company has also considered impacts from the EU Conflict Minerals Regulation when disclosing details with regard to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report. Risk Mitigation and Due Diligence Improvement The Company expects to take the following steps to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries: • Continuing to seek to include in new supplier contracts a commitment by the supplier to take steps necessary to (a) enable the Company to comply with the Rule, and (b) with respect to smelters in Veralto’s supply chain that source from the Covered Countries, source only from smelters that have obtained a “conflict-free” designation from an independent, third-party auditor; and • Continuing to engage with suppliers to improve the accuracy and completeness of the information provided to the Company about the Company’s supply chain. Cautionary Statement About Forward-Looking Statements Certain statements included in this report are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward- looking statements are not guarantees of future outcomes; actual outcomes may differ materially from the outcomes contemplated by our forward-looking statements, and you should not place undue reliance on any such forward-looking statements. Information regarding the factors that may cause actual outcomes to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2026. These forward-looking statements speak only as of the date of this report and except as required by applicable law the Company does not assume any obligation to update or revise any forward- looking statement, whether as a result of new information, future events and developments or otherwise.